Exhibit 1.1

24,000,000 Common Units

CVR Refining, LP

Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

January 16, 2013

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the

several Underwriters named in Schedule A,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. CVR Refining, LP, a Delaware limited partnership (the “Partnership”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) pursuant to the terms of this agreement (this “Agreement”) to issue and sell to the several Underwriters 24,000,000 common units (“Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,600,000 Common Units (the “Optional Units”) as set forth below. The Firm Units and the Optional Units, if purchased, are herein collectively called the “Offered Units.” The Partnership hereby acknowledges that, in connection with the proposed offering of the Offered Units, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 2,400,000 Firm Units, or 10.0% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Partnership’s directors, officers, employees and other parties associated with the Partnership (collectively, the “Directed Unit Participants”) as part of the distribution of the Offered Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Offered Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Offered Units being issued and sold hereunder. The Partnership has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

It is understood and agreed by all parties hereto that the Partnership was recently formed to acquire a 100% interest in each of the entities indirectly owned by CVR Energy, Inc., a Delaware corporation (the “Sponsor”), that own petroleum refining and related logistics assets, as described more particularly in the General Disclosure Package, the Statutory Prospectus and the Contribution Agreement (as such terms are hereinafter defined).

It is further understood and agreed to by the parties hereto that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

(a)	Coffeyville Resources, LLC, a Delaware limited liability company (“Coffeyville Resources”), formed CVR Refining Holdings, LLC, a Delaware limited liability company (“CVR Holdings”);

(b)	CVR Holdings formed CVR Refining GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”);

(c)	CVR Holdings and the General Partner formed the Partnership and the Partnership issued to CVR Holdings and the General Partner a 100% limited partner interest and a non-economic general partner interest;

(d)	CVR Holdings formed CVR Refining, LLC (“Refining LLC”), a Delaware limited liability company;

(e)	Coffeyville Resources contributed the Operating Subsidiaries (as defined herein), as well as its equity interests in Coffeyville Finance Inc., a Delaware corporation (“FinanceCo”), to Refining LLC;

(f)	Coffeyville Resources, the Partnership, Refining LLC and certain of their affiliates entered into a $400.0 million amended and restated ABL credit agreement (the “Credit Agreement”), with a group of lenders and Wells Fargo Bank, National Association as administrative agent and collateral agent, that amended and restated Coffeyville Resources’ existing $400.0 million asset-based revolving credit facility;

(g)	CVR Holdings contributed, pursuant to a Contribution Agreement by and among CVR Holdings, the General Partner, Refining LLC, Holdings Sub (as defined herein) and the Partnership (the “Contribution Agreement”) its 100% membership interest in Refining LLC to the Partnership, and CVR Holdings contributed a 0.01% limited partner interest in the Partnership to its wholly owned subsidiary, CVR Refining Holdings Sub, LLC (“Holdings Sub”); and

(h)	The Partnership, the General Partner and the Sponsor entered into a services agreement (the “Services Agreement”), which addresses certain management and other services that the Partnership and the General Partner will receive from the Sponsor.

It is further understood and agreed to by the parties hereto that, as described in the General Disclosure Package and the Statutory Prospectus (each as hereinafter defined), the following transactions will occur at or prior to the closing of the offering of the Firm Units on the First Closing Date (as hereinafter defined):

(a)	The Partnership will recharacterize CVR Holdings’ and Holdings Sub’s 99.99% and 0.01% limited partner interests into 119,988,000 and 12,000 Common Units, respectively, pursuant to a Reorganization Agreement (the “Reorganization Agreement”) and CVR Holdings shall cause the Net Contribution (as such term is defined in the Reorganization Agreement) to occur, if it entails a contribution to the Partnership;

(b)	The Partnership will enter into a new $150 million senior secured revolving credit facility with Coffeyville Resources as the lender (the “Intercompany Credit Facility”);

(c)	The Partnership will become a guarantor of the $500 million 6.500% Second Lien Senior Secured Notes (the “Notes”) issued by Refining LLC and FinanceCo;

(d)	The General Partner, CVR Holdings and Holdings Sub will enter into the First Amended & Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “A&R Partnership Agreement”);

The transactions contemplated above are referred to herein as the “Transactions.” The Credit Agreement, Intercompany Credit Facility, Contribution Agreement and Reorganization Agreement are collectively referred to herein as the “Transaction Documents.” The Partnership, the General Partner and CVR Holdings are collectively called the “Partnership Parties.” Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC and Coffeyville Resources Pipeline, LLC are collectively called the “Operating Subsidiaries.” The Partnership Parties, the Operating Subsidiaries and FinanceCo are collectively called the “Partnership Entities.”

The “Organizational Agreements” shall mean the Limited Liability Company Agreement of the General Partner (the “General Partner Agreement”) and the A&R Partnership Agreement. The Organizational Agreements and the Transaction Documents are collectively called the “Operative Agreements.”

2. Representations and Warranties of the Partnership Parties and Coffeyville Resources. Each of the Partnership Parties and Coffeyville Resources jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-184200) covering the registration of the Offered Units under the Securities Act of 1933, as amended (the “Act”), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Partnership may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Units. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b).

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:30 P.M (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), as the case may be. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Partnership has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the final Statutory Prospectus in the form filed pursuant to Rule 424(b) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, and (B) on each Closing Date, each of the Registration Statements conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations (ii) at their respective Effective Times, the Registration Statements did not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus, dated January 8, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Units or until any earlier date that the Partnership notified or notifies Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc. (together, the “Representatives”), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.

(f) Good standing of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation and in good standing under the laws of the State of Delaware, with limited partnership, limited liability company or corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Entities taken as a whole (“Material Adverse Effect”).

(g) General Partner. The General Partner has, and at each Closing Date, will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the General Disclosure Package.

(h) Ownership.

(i) Coffeyville Resources owns 100% of the membership interests in CVR Holdings; such membership interests are duly authorized and validly issued in accordance with the Limited Liability Company Agreement of CVR Holdings (the “CVR Holdings Agreement”) and are fully paid (to the extent required under the CVR Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Coffeyville Resources owns such Membership Interests free and clear of all Liens, except for Liens described in the General Disclosure Package.

(ii) CVR Holdings owns 100% of the membership interests in the General Partner; such membership interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and CVR Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except for Liens described in the General Disclosure Package.

(iii) The General Partner is, and at each applicable Closing Date, will be the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the A&R Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens, except for Liens described in the General Disclosure Package.

(iv) On or prior to the First Closing Date, the Partnership will own 100% of the membership interests in Refining LLC; such membership interests are duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Refining LLC (the “Refining LLC Agreement”) and are fully paid (to the extent required under the Refining LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens, except for Liens described in the General Disclosure Package.

(v) Refining LLC owns 100% of the membership interests in each of the Operating Subsidiaries; such membership interests are duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the applicable Operating Subsidiary (each an “Operating Subsidiary Agreement”) and are fully paid (to the extent required under the applicable Operating Subsidiary Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Refining LLC owns such membership interests free and clear of all Liens, except for Liens described in the General Disclosure Package.

(vi) Refining LLC owns 100% of the capital stock in FinanceCo; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation of FinanceCo and is fully paid and nonassessable; and Refining LLC owns such capital stock free and clear of all Liens, except for Liens described in the General Disclosure Package.

(i) Offered Units. Immediately prior to the First Closing Date, the Offered Units and all other outstanding Common Units of the Partnership will have been duly authorized; the Offered Units will have been, validly issued, fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), will conform to the information in the General Disclosure Package and to the description of such Offered Units contained in the Final Prospectus; the unitholders of the Partnership will have no preemptive rights with respect to the Common Units except as described in the General Disclosure Package; and none of the outstanding Common Units of the Partnership will have been issued in violation of any preemptive or similar rights of any security holder.

(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between any of the Partnership Parties and any person that would give rise to a valid claim against any Partnership Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between any of the Partnership Parties and any person granting such person the right to require such Partnership Party to file a registration statement under the Act with respect to any securities of such Partnership Party owned or to be owned by such person or to require such Partnership Party to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act (collectively, “registration rights”).

(l) Listing. The Offered Units have been approved for listing on The New York Stock Exchange (the “NYSE”), subject to notice of issuance.

(m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Units by the Partnership, except such as have been obtained and as may be required under state or foreign securities laws, the NYSE or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with issuance and sale of the Offered Units by the Partnership. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Reserved Units under the laws and regulations of such jurisdiction except such as have been obtained or made

(n) Title to Property. Except as disclosed in the General Disclosure Package or to the extent the failure to have title or the existence of such liens, charges, encumbrances, defects terms or provisions would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Partnership Parties and their subsidiaries have good and marketable title to all real and personal properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects (other than Permitted Liens) that would affect the value thereof or interfere with the use made or to be made thereof by them and (ii) the Partnership Parties and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.

(o) Rights-of-Way. The Partnership Parties and their subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Partnership Parties to conduct their business as described in the General Disclosure Package, subject to the qualifications as may be set forth in the General Disclosure Package and except to the extent the failure to have such rights-of-way would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Units will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Parties or any of their subsidiaries pursuant to (i) the charter, by-laws, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of the Partnership Parties or any of their subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Partnership Parties or any of their subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Partnership Parties or any of their subsidiaries is a party or by which the Partnership Parties or any of their subsidiaries is bound or to which any of the properties of the Partnership Parties or any of their subsidiaries is subject, except, in the case of (ii) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Parties or any of their subsidiaries.

(q) Absence of Existing Defaults and Conflicts. None of the Partnership Parties nor any of their subsidiaries is in violation (i) of its respective charter, by-laws, certificate of formation, limited partnership agreement or limited liability company agreement, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of (ii) and (iii) for such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties and Coffeyville Resources.

(s) Authorization of Operative Agreements. At each applicable Closing Date:

(i) each of the Transaction Documents will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms.

(ii) the General Partner Agreement will have been duly authorized, executed and delivered by CVR Holdings and will be a valid and legally binding agreement of the General Partner and CVR Holdings, enforceable against the General Partner and CVR Holdings in accordance with its terms;

(iii) the A&R Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and CVR Holdings and will be a valid and legally binding agreement of the General Partner and CVR Holdings, enforceable against the General Partner and CVR Holdings in accordance with its terms; and

(iv) the limited liability company agreements of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the members thereof and will be valid and legally binding agreements of the members thereof, enforceable against the members thereof and will be valid and legally binding agreements of the members thereof, enforceable against the members thereof in accordance with their respective terms.

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(t) Possession of Licenses and Permits. The Partnership Parties and their subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except to the extent the failure to comply with such Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and the Partnership Parties and their subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Partnership Parties or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u) Absence of Labor Dispute. No labor dispute with the employees of the Partnership Parties or any of their subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could have a Material Adverse Effect.

(v) Possession of Intellectual Property. The Partnership Parties and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Partnership Parties or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w) Environmental Laws. Except as disclosed in the General Disclosure Package and except as would not, individually or in the aggregate, have a Material Adverse Effect, (a)(i) none of the Partnership Parties or any of their subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) no lien, charge, encumbrance or restriction (other than deed restrictions) has been recorded under any Environmental Law with respect to any real property owned, operated, leased or controlled by the Partnership Parties or any of their subsidiaries, (iii) none of the Partnership Parties or any of their subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (iv) no property or facility of the Partnership Parties or any of their subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (v) none of the Partnership Parties or any of their subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (vi) none of the Partnership Parties or any of their respective subsidiaries is subject to any pending claim by any governmental agency or governmental body or person relating to Environmental Laws, and (vii) the Partnership Parties and their subsidiaries have received and are in compliance with all permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; (b) to the knowledge of the Partnership Parties there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law; and (c) in the ordinary course of its business, the Partnership Parties periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Partnership Parties have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material Tax Consequences,” “Description of the Common Units,” “Business,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(y) Absence of Manipulation. The Partnership Parties and their affiliates have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership Parties to facilitate the sale or resale of the Offered Units.

(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Partnership Parties and Coffeyville Resources believe to be reliable and accurate in all material respects.

(aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Partnership maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the last audited financial statements included in the General Disclosure Package, there has been no material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(bb) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Partnership Parties, any of their subsidiaries or any of their respective properties that, if determined adversely to the Partnership Parties or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Partnership Parties to perform their obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Partnership Parties’ knowledge, contemplated.

(cc) Inapplicability of ERISA. None of the Partnership Parties has incurred or is reasonably likely to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended.

(dd) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in all material respects in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the pro forma financial statements including the notes thereto, if any, included in the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(ee) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Parties and their subsidiaries, taken as a whole, that has had a Material Adverse Effect; (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Partnership Parties on any class of their capital stock or equity interests (other than dividends or distributions made to such entity’s direct or indirect parent), as applicable, and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock or equity interests, as applicable, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Partnership Parties and their subsidiaries.

(ff) Investment Company Act. The Partnership is not and, after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(gg) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Partnership that it is considering imposing) any condition (financial or otherwise) on the Partnership retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering any of the actions described in Section 7(c)(ii) hereof.

(hh) Foreign Corrupt Practices; Anti-Money Laundering. Each of the Partnership Parties, their subsidiaries, affiliates (other than entities that may constitute affiliates because they are owned or controlled by Icahn Enterprises L.P., except for CVR Energy, Inc. and its subsidiaries) and any of their respective officers, directors, supervisors, managers, agents, or employees, represents that it has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ii) OFAC. Neither the Partnership Parties nor, if applicable, their affiliates (other than entities that may constitute affiliates because they are owned or controlled by Icahn Enterprises L.P., except for CVR Energy, Inc. and its subsidiaries) or any of its subsidiaries, directors, officers or employees does substantial business with the government of or any person or entity in or is organized under the laws of, or directly or indirectly owned or controlled by the government of or a person in or organized under the laws of Cuba, Iran, Myanmar (Burma), North Korea, Sudan or Syria; neither the Partnership Parties nor, if applicable, their affiliates (other than entities that may constitute affiliates because they are owned or controlled by Icahn Enterprises L.P., except for CVR Energy, Inc. and its subsidiaries) or any of its subsidiaries, directors, officers, employees or agents, is or is, directly or indirectly, controlled by a person subject to any of the economic sanctions administered by the Swiss State Secretariat for Economic Affairs, the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations, the European Union, HM Treasury and the Foreign and Commonwealth Office of the United Kingdom, the Monetary Authority of Singapore and/or the Hong Kong Monetary Authority (all such persons and entities under the preceding clauses (other than the Partnership Parties, their affiliates and any of their subsidiaries, directors, officers, employees or agents) collectively referred to as “Restricted Parties”). The Partnership Parties will not use any proceeds they receive from the sale of the Offered Units to fund any operations or finance any investments in, or make any payments to or in favor of Restricted Parties.

(jj) Tax Returns. The Partnership Parties and their subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Partnership Parties and their subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Insurance. The Partnership Parties and their subsidiaries are insured by insurers against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, and the Partnership Parties and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Except as disclosed in the General Disclosure Package, there are no claims by the Partnership Parties or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would, individually or in the aggregate, have a Material Adverse Effect.

(ll) Absence of Unlawful Influence. The Partnership has not offered or sold, or caused the Underwriters to offer or sell, any Offered Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or its products.

3. Purchase, Sale and Delivery of Offered Units. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $23.625 per unit, the respective number of Firm Units set forth opposite the names of the Underwriters in Schedule A hereto; provided, that any Firm Units sold by the Underwriters to Icahn Enterprises, L.P. (the “Icahn Units”) shall be sold at a purchase price of $25.00 per unit, and such Icahn Units shall be allocated among the Underwriters by multiplying the number of Icahn Units by a fraction, the numerator of which is the number of Firm Units set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Units (subject to adjustment by the Representatives to eliminate fractions).

The Partnership will deliver the Firm Units to or as instructed by the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account designated by the Partnership at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 (the “Closing Location”), at 10:00 A.M., New York time, on January 23, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Partnership agree in writing, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Units sold pursuant to the offering. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the business day next preceding such First Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to this Agreement will be available for review by the parties hereto.

In addition, upon written notice from the Representatives given to the Partnership from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase all or less than all of the Optional Units at a purchase price of $23.625 per unit. The Partnership agrees to sell to the Underwriters the number of Optional Units specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Units. Such Optional Units shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Units set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Units (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Units. No Optional Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Units or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Partnership.

Each time for the delivery of and payment for the Optional Units, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Units is given. The Partnership will deliver the Optional Units being purchased on each Optional Closing Date to or as instructed by the Representatives through the facilities of DTC for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank designated by the Partnership, at the above office of Latham & Watkins LLP. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the business day next preceding such Optional Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to this Agreement will be available for review by the parties hereto.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Units for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Partnership. The Partnership agrees with the several Underwriters that:

(a) Additional Filings. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b). The Partnership will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Units under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Partnership will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Partnership will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Partnership will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Units is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Partnership will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Partnership will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Partnership is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Partnership’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Partnership is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Partnership will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Units is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Partnership will use its commercially reasonable efforts to ensure that the Final Prospectus is so furnished at or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available.

(f) Blue Sky Qualifications. The Partnership will take such actions as the Representatives may reasonably request for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Partnership shall not be required to qualify as a foreign partnership or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, the Partnership will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to unitholders for such year; and the Partnership will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Partnership as the Representatives may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Units for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Units

(including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Units including (provided that the costs associated with the chartering of an aircraft used by the Partnership and the Underwriters to attend meetings with prospective purchasers of the Common Units will be divided equally between the Partnership on the one hand and the Underwriters on the other hand, and each of the Partnership and the Underwriters will pay for their own costs in connection with meetings with prospective purchasers), fees and expenses incident to listing the Offered Units on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Units under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as set forth in this Section 5(h), the Underwriters will pay all of their own costs and expenses, including the fees of their counsel. The Partnership agrees to pay to Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. an aggregate structuring fee in an amount equal to .50% of the gross proceeds from the sale of the Offered Units (excluding the gross proceeds from the sale of any Icahn Units) for providing advice regarding the capital structure of the Partnership, the terms of the offering of the Common Units, the terms of the A&R Partnership Agreement and the terms of certain other agreements between the Partnership and its affiliates.

(i) Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j) Absence of Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Units.

(k) Restriction on Sale of Common Units. For the period specified below (the “Lock-Up Period”), the Partnership will not, directly or indirectly, take any of the following actions with respect to its Common Units or any securities convertible into or exchangeable or exercisable for any of its Common Units (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). The foregoing sentence shall not apply to (A) the Offered Units to be sold hereunder; (B) any Common Units issued or options to purchase Common Units granted pursuant to employee benefit or equity compensation plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus and any registration statement on Form S-8 related thereto, provided that such Common Units issued or options granted pursuant to employee benefit or equity compensation plans of the Partnership will not vest or otherwise be transferable or exercisable during the remainder of the Lock-Up Period; or (C) securities equal to up to 10% of the Partnership’s outstanding Common Units issued by the Partnership in connection with the acquisition by the Partnership or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Partnership in connection with such acquisition. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Partnership releases earnings results or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the initial Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Partnership will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(i) Transfer Restrictions. In connection with the Directed Unit Program, the Partnership will ensure that the Reserved Units will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. UBS-FinSvc will notify the Partnership as to which Directed Unit Participants will need to be so restricted. The Partnership hereby directs the transfer agent or UBS-FinSvc (or any related broker holding shares on behalf of participants in the Directed Unit Program) to place stop transfer restrictions upon such securities for such period of time.

(j) Payment of Expenses Related to Directed Unit Program. The Partnership will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Unit Program.

(k) Compliance with Foreign Laws. The Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and Credit Suisse, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership and Credit Suisse agree that any such Permitted Free Writing Prospectus is listed on Schedule B hereto. The Partnership represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Partnership represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Units on the First Closing Date and the Optional Units to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Partnership Parties and Coffeyville Resources herein (as though made on such Closing Date), to the accuracy of the statements of Partnership officers made pursuant to the provisions hereof, to the performance by the Partnership Parties and of Coffeyville Resources of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP and Deloitte & Touche LLP in form and substance satisfactory to the Representatives concerning the financial information with respect to the Partnership set forth in the General Disclosure Package and the Final Prospectus.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Entities and their subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Units; (ii) any downgrading in the rating of any debt securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership Parties (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Units, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Partnership Parties on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Units or to enforce contracts for the sale of the Offered Units.

(d) Opinion of Counsel for the Partnership. The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Partnership, substantially in the form of Schedule D;

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Partnership and a principal financial or accounting officer of the Partnership in which such officers shall state that: the representations and warranties of the Partnership Parties and Coffeyville Resources in this Agreement are true and correct; the Partnership Parties and Coffeyville Resources have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) Chief Financial Officer’s Certificate. The Underwriters shall have received a written certificate executed by the Chief Financial Officer of the Partnership, dated as of the Closing Date, substantially in the form of Schedule E hereto.

(h) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters substantially in the form of Schedule C hereto from each of the officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule F.

(i) Transaction Documents. The Partnership Entities shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the First Closing Date.

The Partnership Parties and Coffeyville Resources will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Partnership Parties and Coffeyville Resources will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Partnership Parties and Coffeyville Resources agree to indemnify and hold harmless UBS-FinSvc and its affiliates and each person, if any, who controls UBS-FinSvc within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Reserved Units that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of the Partnership Parties and Coffeyville Resources. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Partnership Parties and Coffeyville Resources, and their respective directors, officers, employees, and each person, if any, who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter under the heading “Underwriting”: the list of Underwriters and their respective participation in the sale of Common Units, paragraph 4 (relating to the selling concession and reallowances), the third sentence of the seventh paragraph (relating to sales to accounts of which underwriters have discretionary authority) and paragraph 11 (relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids).

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and

provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8 or the Partnership in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for UBS-FinSvc for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program, and all persons, if any, who control UBS-FinSvc within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and Coffeyville Resources on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties and Coffeyville Resources, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties and Coffeyville Resources, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Units purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Partnership Parties and Coffeyville Resources and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Units hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Units that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Units that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Partnership for the purchase of such Offered Units by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Units that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Units with respect to which such default or defaults occur exceeds 10% of the total number of Offered Units that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Partnership for the purchase of such Offered Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except as provided in Section 10 (provided that if such default occurs with respect to Optional Units after the First Closing Date, this Agreement will not terminate as to the Firm Units or any Optional Units purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties and Coffeyville Resources or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Partnership Parties, Coffeyville Resources or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Units. If the purchase of the Offered Units by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7(c)(iii)-(viii) and 9 hereof, the Partnership Parties will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of outside counsel) reasonably incurred by them in connection with the offering of the Offered Units, and the respective obligations of the Partnership Parties and Coffeyville Resources and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Units have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Partnership, will be mailed, delivered or telegraphed and confirmed to it at c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Edmund S. Gross; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Partnership Parties and Coffeyville Resources acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Units and that no fiduciary, advisory or agency relationship between the Partnership Parties or Coffeyville Resources and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Partnership Parties or Coffeyville Resources on other matters;

(b) Arms-Length Negotiations. The purchase price of the Offered Units set forth in this Agreement was established by the Partnership Parties and Coffeyville Resources following discussions and arms-length negotiations with the Representatives and the Partnership Parties and Coffeyville Resources are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Partnership Parties and Coffeyville Resources have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties or Coffeyville Resources and that the Representatives have no obligation to disclose such interests and transactions to the Partnership Parties or Coffeyville Resources by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Partnership Parties and Coffeyville Resources waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Partnership Parties or Coffeyville Resources in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or Coffeyville Resources, including stockholders, unitholders, employees or creditors of the Partnership Parties or Coffeyville Resources.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Partnership Parties and Coffeyville Resources hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership Parties and Coffeyville Resources irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Partnership Parties one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership Parties and Coffeyville Resources and the several Underwriters in accordance with its terms.

Very truly yours,

CVR REFINING, LP By: CVR Refining GP, LLC, its general partner

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

CVR REFINING GP, LLC

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

CVR REFINING HOLDINGS, LLC

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES, LLC

By:	/s/ Susan M. Ball
Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Santangelo
Name:	Robert Santangelo
Title:	Managing Director

By CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Hobbs
Name:	Mark Hobbs
Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Units
Credit Suisse Securities (USA) LLC	6,000,000
Citigroup Global Markets Inc.	4,800,000
Barclays Capital Inc.	4,800,000
UBS Securities LLC	4,800,000
Jefferies & Company, Inc.	1,200,000
J.P. Morgan Securities LLC	1,200,000
Macquarie Capital (USA) Inc.	600,000
Simmons & Company International	600,000

Total	24,000,000

SCHEDULE B

1.	Issuer Free Writing Prospectuses (included in the General Disclosure Package)

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Units: $25.00

2.	Number of Offered Units: 24,000,000

SCHEDULE C

FORM OF LOCK-UP AGREEMENT

January 16, 2013

CVR Refining, LP

2277 Plaza Drive

Suite 500

Sugar Land, Texas 77479

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), among CVR Refining, LP (the “Partnership”), CVR Refining GP, LLC, CVR Refining Holdings, LLC, Coffeyville Resources, LLC and the underwriters named therein (the “Underwriters”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for common units representing limited partner interests in the Partnership (the “Securities”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities (including any Securities acquired after the date hereof) or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities that would require the Partnership to file a registration statement during the Lock-Up Period.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Partnership releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, (1) the undersigned may transfer Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) as a distribution to members, limited partners or stockholders of the undersigned, provided that the members, limited partners or stockholders, as the case may be, agree to be bound in writing by the restrictions set forth herein, (iii) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that the affiliates or investment funds or other entities controlled or managed by the undersigned, as the case may be, agree to be bound in writing by the restrictions set forth herein, or (iv) to members of his or her immediate family, or to any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, provided that such immediate family members (or trustee in the case of a trust) agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer pursuant to sub-clauses (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (2) the undersigned may sell Securities purchased in the open market following the initial public offering described herein; or (3) the undersigned may transfer Securities with the prior written consent of Credit Suisse; provided, however, that it shall be a condition to transfers made pursuant to clauses (i), (ii), (iii) and (iv) of the foregoing clause (1) that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act of 1933, as amended, or pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, are required to be filed by the undersigned during the Lock-Up Period (as such may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed by the undersigned during the Lock-Up Period (as such may have been extended pursuant to the terms of this Lock-Up Agreement) in connection with such transfer or distribution (other than (i) a filing under Section 16(a) of the Securities Exchange Act of 1934 which reports solely one or more acquisitions of the Partnership’s securities or (ii) a filing on Form 5 made after the expiration of the restricted period described in the foregoing paragraphs). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer Securities to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Securities subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the general partner of the Partnership, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2013. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

[Name of unitholder]

SCHEDULE D

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a) Each of the Partnership Entities and Coffeyville Resources has been duly organized, is validly existing and in good standing as a corporation, limited liability company or a limited partnership under the laws of such entities’ jurisdiction of incorporation or formation, as the case may be, and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on the attached Schedule I.

(b) The Partnership Entities and Coffeyville Resources have all corporate, limited liability company and limited partnership, as applicable, power and authority necessary to own or hold their properties and conduct their respective businesses as described in the General Disclosure Package and the Final Prospectus.

(c) The General Partner owns the sole general partner interest in the Partnership and is the sole general partner of the Partnership, with a non-economic interest (the “GP Interest”). Such GP Interest has been duly authorized and validly issued in accordance with the A&R Partnership Agreement, such GP Interest is fully paid (to the extent required under the A&R Partnership Agreement) and such GP Interest conforms in all material respects to the description of the GP Interest in the General Disclosure Package and the Final Prospectus. The General Partner owns such GP Interest free and clear of all liens, encumbrances, equities or claims (“Liens”) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, except for Liens contained in the A&R Partnership Agreement, described in the General Disclosure Package and the Final Prospectus, or Liens created by or arising under the Delaware LP Act.

(d) Coffeyville Resources owns 100% of the membership interests in CVR Holdings; such membership interests have been duly authorized and validly issued in accordance with the CVR Holdings Agreement and are fully paid (to the extent required under the CVR Holdings Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CVR Holdings owns such membership interests free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Coffeyville Resources as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, except for Liens contained in the CVR Holdings Agreement, described in the General Disclosure Package and the Final Prospectus, or Liens created by or arising under the Delaware LLC Act.

(e) CVR Holdings owns 100% of the membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CVR Holdings owns such membership interests free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CVR Holdings as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, except for Liens contained in the General Partner Agreement, described in the General Disclosure Package and the Final Prospectus, or Liens created by or arising under the Delaware LLC Act.

(f) CVR Holdings owns 119,988,000 common units in the Partnership and CVR Refining Holdings Sub, LLC owns 12,000 common units in the Partnership (collectively, the “Sponsor Units”). Such Sponsor Units have been duly authorized and are validly issued in accordance with the A&R

Partnership Agreement, are fully paid (to the extent required under the A&R Partnership Agreement) and conform in all material respects to the description of the Common Units in the Prospectus. CVR Holdings owns Sponsor Units free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CVR Holdings as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, except for Liens contained in the A&R Partnership Agreement, described in the General Disclosure Package and the Final Prospectu,s or Liens created by or arising under the Delaware LP Act.

(g) As of the date hereof, immediately after offer and sale of the Firm Units to the Underwriters in accordance with the Agreement and assuming no purchase by the Underwriters of any of the Optional Units, the issued and outstanding limited partner interests in the Partnership consist of (i) 120,000,000 common units constituting the Sponsor Units and (ii) 24,000,000 common units constituting the Firm Units.

(h) The Partnership owns 100% of the membership interests in Refining LLC; such membership interests have been duly authorized and validly issued in accordance with Refining LLC Agreement and are fully paid (to the extent required under the Refining LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, except for Liens contained in the Refining LLC Agreement, described in the General Disclosure Package and the Final Prospectus, or Liens created by or arising under the Delaware LLC Act.

(i) The Firm Units to be offered and sold by the Partnership to the Underwriters under the Agreement have been duly authorized in accordance with the A&R Partnership Agreement, and, when issued and delivered to the Underwriters upon payment therefore in accordance with the Agreement, will be validly issued, in accordance with the A&R Partnership Agreement, fully paid (to the extent required by the A&R Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(j) To such counsel’s knowledge, there are no contracts, agreements or understandings between any of the Partnership Parties and any person granting such person the right to require such Partnership Party to file a registration statement under the Act with respect to any securities of such Partnership Party owned or to be owned by such person or to require such Partnership Party to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act, other than as described in the General Disclosure Package.

(k) The Agreement has been duly authorized, executed and delivered by each of the Partnership Parties party thereto.

(l) Each of the Operative Agreements and each of the Transaction Documents has been duly and validly authorized, executed and delivered by each of the Partnership Entities that are parties thereto and constitutes a valid and legally binding obligation of each of the Partnership Entities that are parties thereto, enforceable against each of them in accordance with its respective terms, provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and implied covenants of good faith and fair dealing.

(m) As of the date hereof, the offering, issuance and sale of the Offered Units, the execution, delivery and performance of the Agreement and the Operative Agreements by the Partnership Entities party thereto, the consummation of the Transactions or any other transactions contemplated by the Agreement or the Operative Agreements and the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Final Prospectus do not and will not:

(i) conflict with or violate the Organizational Documents of any of the Partnership Entities;

(ii) conflict with, result in the breach of, or result in a default (or, an event that, with notice or lapse of time or both, would constitute such an event) under any agreement or instrument listed on Schedule II hereto;

(iii) violate any federal, New York or Delaware statute, rule or regulation applicable to the Partnership Entities; or

(iv) result in the creation of any security interest in, or lien upon, any property or assets of any of the Partnership Entities, except for such security interests or liens as may arise under the Credit Agreement; or

(v) require any consents, approvals, authorizations, orders or qualifications to be obtained by any of the Partnership Entities from, or any registrations, declarations or filings to be made by any of the Partnership Entities with, any governmental authority under any federal or Delaware or New York statute, rule or regulation applicable to the Partnership Entities or under the Delaware LLC Act, the Delaware LP Act or federal law, that have not been obtained or made.

(n) The Registration Statement was declared effective under the Securities Act as of January 16, 2013, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(o) The Registration Statement at the Effective Date, and the Final Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Final Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Final Prospectus are correct and complete.

(p) The statements made in each of the most recent Statutory Prospectus and the Final Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions.” “How We Make Cash Distributions” and “Description of The Common Units,” insofar as they purport to constitute summaries of the terms of the Common Units, constitute accurate summaries of the terms of such Common Units in all material respects.

(q) The statements made in each of the most recent Statutory Prospectus and the Final Prospectus under the captions “Certain Relationships and Related Party Transactions,” “The Partnership Agreement” and “Investment in CVR Refining, LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

(r) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

(s) The Partnership is not, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) To our knowledge, and based solely on a review of such counsel’s litigation docket, there are no (i) legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property of the Partnership Entities is the subject that are required to be described in the Registration Statement or the Final Prospectus, but are not so described, or (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the General Disclosure Package and the Final Prospectus and have participated in conferences with officers and other representatives of the General Partner, the Partnership and the Sponsor and the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the General Disclosure Package and the Final Prospectus (except to the extent specified in paragraphs (k), (l) and (m) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(a) the Registration Statement, at the time it became effective on January 16, 2013, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Final Prospectus, as of its date or as of such Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and notes and related schedules and other financial or accounting data contained in or omitted from the General Disclosure Package and the Final Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner, the Partnership and the Sponsor and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act and (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion.

Schedule I

Entity	Jurisdiction of Organization	Foreign Qualifications
CVR Refining, LP	Delaware	none
CVR Refining GP, LLC	Delaware	none
CVR Refining Holdings, LLC	Delaware	none
CVR Refining Holdings Sub, LLC	Delaware	none
Coffeyville Resources, LLC	Delaware	Colorado, Iowa, Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas
CVR Refining, LLC	Delaware	none
Wynnewood Energy Company, LLC	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Missouri, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas (as Gary Williams Energy Company, LLC), Utah, Wyoming
Wynnewood Refining Company, LLC	Delaware	Colorado, Oklahoma, Texas
Coffeyville Resources Refining & Marketing, LLC	Delaware	Colorado, Iowa, Kansas, Missouri, Nebraska, Oklahoma, Texas
Coffeyville Resources Crude Transportation, LLC	Delaware	Colorado, Iowa, Kansas, Missouri, Nebraska, Oklahoma, Texas
Coffeyville Resources Terminal, LLC	Delaware	Colorado, Iowa, Kansas, Missouri, Nebraska, Oklahoma, Texas
Coffeyville Resources Pipeline, LLC	Delaware	Colorado, Iowa, Kansas, Missouri, Nebraska, Oklahoma, Texas
Coffeyville Finance Inc.	Delaware	none

Schedule II

1.	Contribution Agreement, dated as of December 31, 2012, by and among CVR Refining, LP, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC

2.	Services Agreement, dated as of December 31, 2012, by and among CVR Refining, LP, CVR Refining GP, LLC and CVR Energy, Inc.

3.	Trademark License Agreement, dated as of January 23, 2013, by and among CVR Refining, LP and CVR Energy, Inc.

4.	Amended and Restated Omnibus Agreement, dated as of April 13, 2011, among CVR Energy, Inc., CVR GP, LLC and CVR Partners, LP

5.	Amended and Restated ABL Credit Agreement, dated as of December 20, 2012, among Coffeyville Resources, LLC, CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as collateral agent and administrative agent

6.	Amended and Restated ABL Pledge and Security Agreement, dated as of December 20, 2012, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, and Wells Fargo Bank, National Association, as collateral agent

7.	Intercompany Credit Facility, dated as of January 23, 2013, by and among CVR Refining, LLC and Coffeyville Resources, LLC

8.	Coke Supply Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

9.	Amended and Restated Cross-Easement Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

10.	Environmental Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

11.	Supplement to Environmental Agreement, dated as of February 15, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

12.	Second Supplement to Environmental Agreement, dated as of July 23, 2008, by and between Coffeyville Resources Refining and Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

13.	Amended and Restated Feedstock and Shared Services Agreement, dated as of April 13, 2011, among Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

14.	Raw Water and Facilities Sharing Agreement, dated as of October 25, 2007, by and between Coffeyville Resources Refining & Marketing, LLC and Coffeyville Resources Nitrogen Fertilizers, LLC

15.	Amended and Restated Crude Oil Supply Agreement dated August 31, 2012, by and between Vitol Inc. and Coffeyville Resources Refining & Marketing, LLC

16.	Pipeline Construction, Operation and Transportation Commitment Agreement, dated February 11, 2004, as amended, between Plains Pipeline, L.P. and Coffeyville Resources Refining & Marketing, LLC

17.	Indenture relating to 6.500% senior secured notes due 2022, dated as of October 23, 2012, by and between CVR Refining, LLC, Coffeyville Finance Inc., each of the guarantors party thereto, Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Collateral Trustee

18.	Registration Rights Agreement relating to 6.500% senior secured notes due 2022, dated as of October 23, 2012, by and between CVR Refining, LLC, Coffeyville Finance Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and the other parties thereto

19.	Reorganization Agreement, dated as of January 16, 2013, by and among CVR Refining GP, LLC, CVR Refining Holdings, LLC, CVR Refining Holdings Sub, LLC and CVR Refining, LP

SCHEDULE E

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

CVR REFINING, LP

In connection with the offering, sale and issuance by CVR Refining, LP, a Delaware limited partnership (the “Partnership”), of 24,000,000 common units representing limited partnership interests (the “Units”) pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on October 1, 2012 (File No. 333-184200), as amended (the “Registration Statement”), the prospectus dated January 16, 2013 (the “Prospectus”), and an Underwriting Agreement, dated January 16, 2013 (the “Underwriting Agreement”), by and among the Partnership, CVR Refining GP, LLC, a Delaware limited liability company, CVR Refining Holdings, LLC, a Delaware limited liability company, and Coffeyville Resources, LLC, a Delaware limited liability company, and the Representatives (as defined herein), I, Susan M. Ball, solely in my capacity as Chief Financial Officer of the Partnership and not in my individual capacity, have been asked to deliver this certificate to Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc., as representatives of the several Underwriters named in the Underwriting Agreement (the “Representatives”), on behalf of the Partnership. Based on my examination of the Partnership’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Partnership’s financial accounting matters, I hereby certify, on behalf of the Partnership and solely in my capacity as Chief Financial Officer of the Partnership and not in my individual capacity, that:

1.	I or members of my staff who are responsible for the Partnership’s financial and accounting matters supervised the compilation of the Partnership’s financial information specified in Annex I hereto (the “Specified Historical Operating Results”).

2.	I or members of my staff who are responsible for the Partnership’s financial and accounting matters compared the amounts with respect to the Specified Historical Operating Results to the accounting records, analyses, financial schedules and other documents (collectively, the “Books and Records”) of the Partnership and found the amounts to be consistent and in agreement with the Books and Records and based on assumptions believed by the undersigned to be reasonable.

3.	With respect to the Specified Historical Operating Results, nothing has come to my attention that causes me to believe that the financial information contained therein is not true, correct and accurate in all material respects.

4.	This certificate is to assist the Representatives in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Units covered by the Prospectus, and the Representatives are entitled to rely on this certificate.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

CVR REFINING, LP By: CVR Refining GP, LLC, its general partner

By:
Name:
Title:

SCHEDULE F

PERSONS DELIVERING LOCK-UP AGREEMENTS

1.	CVR Refining GP, LLC

2.	CVR Refining Holdings, LLC

3.	John J. Lipinski

4.	Stanley A. Riemann

5.	Susan M. Ball

6.	Edmund S. Gross

7.	Robert W. Haugen

8.	Wyatt E. Jernigan

9.	Christopher G. Swanberg

10.	David L. Landreth

11.	Carl C. Icahn

12.	Vincent J. Intrieri

13.	Daniel A. Ninivaggi

14.	SungHwan Cho

15.	Samuel Merksamer

16.	Glenn R. Zander

17.	Jon R. Whitney

18.	Keith Cozza

19.	Kenneth Shea